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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                ARIS CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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

                                                               [GRAPHIC OMITTED]

To Aris Corporation Shareholders:

      The Annual Meeting of Shareholders of Aris Corporation, a Washington corporation (the "Company"), will be held on Thursday, May 17, 2001 at 5:30 p.m. at Aris Corporate Headquarters, 2229 112th Avenue NE, Bellevue, Washington, for the following purposes:

      1.    To elect one Class III Director for a three year term.

      2. To consider and act upon a proposal to approve an amendment to the Company's 2000 Stock Option Plan (the "2000 Plan") to allow the Plan Administrator to replenish the number of shares of Common Stock reserved for issuance under the 2000 Plan from time to time, as recommended by the Board of Directors.

      3. To consider and act upon a proposal to approve an amendment to the Company's 1998 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of Common Stock reserved for issuance under the ESPP from 800,000 to 1,200,000, as recommended by the Board of Directors.

      4. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31, 2001.

      5. To transact such other business as may properly come before the meeting and any adjournments thereof.

      Shareholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on March 19, 2001, the record date fixed by the Board of Directors for such purpose. A list of such shareholders will be available during regular business hours at the Company's corporate headquarters located at 2229 - 112th Avenue NE, Bellevue, Washington, for the ten days before the meeting for inspection by any shareholder for any purpose germane to the meeting.

                                        By Order of the Board of Directors,


                                        /s/ Kendall W. Kunz

                                        KENDALL W. KUNZ
                                        President, Chief Executive Officer and
                                        Secretary

April 10, 2001

SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                                ARIS CORPORATION
                             2229 - 112th Avenue NE
                           Bellevue, Washington 98004

                                 PROXY STATEMENT

                                 April 10, 2001

      Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Aris Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 17, 2001 at 5:30 p.m. at Aris Corporate Headquarters, 2229 112th Avenue NE, Bellevue, Washington, or at any adjournments thereof.

      An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 2000, is being mailed together with this proxy statement to all shareholders entitled to vote at the Annual Meeting. It is anticipated that this Proxy Statement and the accompanying proxy will be first mailed to shareholders on or about April 16, 2001.

      Only shareholders of record as of the close of business on March 19, 2000 (the "Record Date") will be entitled to vote at the meeting and any adjournments thereof. As of the Record Date, 11,321,116 shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. Any shareholder delivering a proxy has the right to revoke it by written notice to the Secretary at any time before it is exercised.

      The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as a director, as well as abstentions and broker "non-votes" with respect to all other matters being submitted to shareholders, are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      The election of directors shall be determined by a plurality of the votes cast by shareholders entitled to vote. Votes may be cast in favor of or withheld from each nominee. Checking the box that withholds authority to vote for a nominee is the equivalent of abstaining. The two nominees who receive the greatest number of votes cast for the election of directors by shares entitled to vote and present in person or by proxy at the Annual Meeting will be elected directors. In an uncontested plurality election, such as this, abstentions have no effect, since approval by a percentage of shares present or outstanding is not required.

      On all other matters being submitted to shareholders, shareholders may vote in favor of the proposal, or against the proposal, or abstain from voting. An affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on each such matter is required for approval. Abstentions will have the practical effect of voting against each such matter since they are included in the number of shares present and voting on each such matter. Shares subject to broker "non-votes" are not considered to have been voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. Certain proposals other than the election of directors are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client's shares on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." Those shares will be included in determining the presence of a quorum at the Annual Meeting, but are not considered "present" for purposes of voting on the non-discretionary proposals. They have no impact on the outcome of such proposals. Proposals 2, 3 and 4 are non-discretionary proposals.

      Each of the persons named as proxies in the proxy is an officer of the Company. All properly executed proxies returned in time to be cast at the meeting will be voted. With respect to the election of the Class III director, any shareholder submitting a proxy has a right to withhold authority to vote for any individual nominee to the Board of Directors by writing the name of such individual in the space provided on the proxy. The proxies will be voted as stated below and under "Election of Directors."

      The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxies.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table sets forth as of the Record Date certain information regarding the beneficial ownership of the Company's outstanding Common Stock by:
(i) each person who, to the knowledge of management, owned beneficially more than 5% of the Common Stock; (ii) each director and director nominee of the Company, (iii) each of the Named Executive Officers (as defined below under "Compensation and Other Information Concerning Executive Officers") for whom compensation is reported in this Proxy Statement and (iv) all current directors and executive officers of the Company as a group. Based on information furnished by the beneficial owners to the Company, and except as otherwise noted and subject to community property laws where applicable, the Company believes that the beneficial owners listed below have sole voting and investment power with respect to such shares.

            Name and Address                   Amount and Nature of     Percent
           of Beneficial Owner                Beneficial Ownership (1)  of Class
           -------------------                ------------------------  --------

5% Owners:

Paul Y. Song .............................         3,743,286(2)           33.1%
   2229 112th Avenue NE
   Bellevue, Washington 98004

Tina J. Song .............................         3,743,286(3)           33.1%
   2229 112th Avenue NE
   Bellevue, Washington 98004

AHS LLC ..................................           650,000               5.7%
   3700 First Interstate Center
   999 Third Avenue
   Seattle, Washington 98104

WM Advisors Inc ..........................         1,375,600(14)          12.2%
   1201 Third Avenue
   22nd Floor
   Seattle, Washington 98101

Wellington Management Company, LLP .......         1,195,000(4)           10.6%
   75 State Street
   Boston, MA 02109

Directors and Named Executive Officers:

Kendall W. Kunz ..........................           369,921(5)            3.3%

Thomas W. Averill ........................            25,027(6)              *

William E. Berry .........................            78,607(7)              *

Carey E. Butler ..........................             8,000(8)              *

Diane Gamache ............................             1,600(9)              *

Bruce Kennedy ............................            25,417(10)             *

Barry L. Rowan ...........................            16,417(11)             *

Kenneth A. Williams ......................            38,217(12)             *

All current directors and executive
  officers as a group (9 persons) ........         4,280,865(13)          37.8%

----------
     *owns less than 1% of the Company's outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Common Stock subject to options currently exercisable or exercisable within sixty (60) days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such option but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 650,000 shares owned by AHS LLC, of which Mr. Song is a Manager. Mr. Song has shared voting power of these shares. Also includes 472,000 shares owned by Tina Song, the spouse of Mr. Song.

(3) Includes 650,000 shares owned by AHS LLC, of which Ms. Song is a Manager. Ms. Song has shared voting power of these shares. Also includes 2,621,286 shares owned by Paul Song, the spouse of Ms. Song.

(4) The holding shown is as reported in a Schedule 13G filed on February 13, 2001, by Wellington Management Company, LLP ("Wellington"), pursuant to Rule 13d-1 under the Securities Exchange Act of 1934.

(5) Includes 121,700 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001.

(6) Includes 4,800 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001. As of February 9, 2001, the Company no longer employs Mr. Averill.

(7) Includes 36,449 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001.

(8) Includes 8,000 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001.

(9) Includes 1,600 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001. As of February 15, 2001, the Company no longer employs Ms. Gamache.

(10) Includes 15,417 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001.

(11) Includes 6,417 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001.

(12) Includes 15,417 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001.

(13) Includes 246,400 shares of Common Stock subject to options that are exercisable within 60 days of March 19, 2001.

(14) The holding shown is as reported in a Schedule 13G filed on March 1, 2001 by WM Advisors, Inc., pursuant to Rule 13d-1 under the Securities Exchange Act of 1934.

Section 16 Reporting

      Section 16(a) of the Securities Exchange Act of 1933, as amended (the "Exchange Act") requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2000 and written representations from certain Reporting Persons, Kenneth Williams had one late filing on Form 4 which has since been filed. The Company believes that all other Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2000.

                              ELECTION OF DIRECTORS

      The Board of Directors of the Company currently consists of five directors, divided into three classes. One class is elected at each annual meeting of shareholders, with the members of each class to hold office for a three-year term and until successors of such class have been elected and qualified. Kendall W. Kunz serves as the Class III director of the Company whose term is to expire as of the date of the 2001 Annual Meeting of Shareholders. Kenneth A. Williams and Barry L. Rowan serve as the Class II directors of the Company until the annual meeting of shareholders held in 2002. Paul Y. Song and Bruce R. Kennedy serve as the Class I directors of the Company until the annual meeting of shareholders held in 2003. Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

      One Class III director shall be elected at the 2001 Annual Meeting of Shareholders. The nominee for election as a Class III director is Kendall W. Kunz. Information as to the nominee is provided below. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director will be voted (unless the sole nominee is unable or unwilling to serve) for the election of the nominee. The Board of Directors knows of no reason why such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or persons, as determined by the holder of the Proxy in his or her sole discretion.

Nominee for Election as Class III Director (Term to Expire in 2004)

      Kendall W. Kunz (age 37) was appointed as the Company's President, Chief Executive Officer and Secretary in June 2000 and has been a Director of the Company since March 1997. Mr. Kunz served as the Company's Senior Vice President of Worldwide Consulting from October 1999 until June 2000, as Senior Vice President of North

America from January 1998 until October 1999, as the Company's Senior Vice President of Western Operations from March 1997 until December 1997, and as Senior Vice President of Education from October 1996 to March 1997. From August 1995 to October 1996, Mr. Kunz was the Company's Vice President of Consulting. From June 1994 to August 1995, Mr. Kunz served as Vice President of Sales and Marketing. From July 1992 until June 1994, Mr. Kunz served as the Company's Director of Sales and Marketing. Mr. Kunz holds a bachelors degree in Management from Purdue University.

Continuing Class II Directors (Terms to Expire in 2002)

      Kenneth A. Williams (age 46) was appointed as a Director of the Company in March 1997. Mr. Williams is Chairman of WorldStream Communications Inc., a consumer Internet broadcasting company, which he founded in 1997. From 1996 through December 1997, Mr. Williams was Vice Chairman and a director of Cendant Corp., formerly known as CUC International Inc., a consumer services company. He was also a member of the Office of the President of Cendant Corp. Prior to joining Cendant Corp., Mr. Williams was the Chairman of the Board and Chief Executive Officer of Sierra On-Line, Inc., a consumer software company, which he co-founded in 1979 and which was acquired by Cendant Corp. in 1996.

      Barry L. Rowan (age 44) was appointed as a Director of the Company in April 1999. Mr. Rowan has served as Chief Financial Officer of VeloCom Inc., a broadband communications company, since July 1999. From 1996 through December 1998, Mr. Rowan was Senior Vice President and General Manager of the Networks Division of Fluke Corporation. From 1995 through 1996, Mr. Rowan served as Vice President and General Manager of the Verification Tools Division of Fluke Corporation. He was Vice President and Chief Financial Officer of Fluke Corporation from 1992 to 1995. Mr. Rowan earned his MBA from Harvard Business School in 1983 and holds a bachelors degree, summa cum laude, in Chemical Biology and Business Administration from the College of Idaho.

Continuing Class I Directors (Terms to Expire in 2003)

      Paul Y. Song (age 38), founder of the Company, has been the Chairman of the Board since the Company's incorporation in 1990. Since September 2000, Mr. Song has served as President of Noetix Corporation (formerly called Aris Software, Inc.), a former wholly-owned subsidiary of Aris. From Aris' incorporation in October 1990 through June 2000, he was the Company's President and Chief Executive Officer. From 1988 to 1990, Mr. Song was employed by Oracle Corporation's Consulting Division in a number of capacities. Mr. Song received a bachelor's degree in Electrical Engineering from General Motors Institute and a masters degree in Computer Science from the Massachusetts Institute of Technology. Paul Y. Song is the husband of Tina J. Song.

      Bruce R. Kennedy (age 62) was appointed as a Director of the Company in March 1997. Mr. Kennedy is Chairman Emeritus of Alaska Air Group, Inc., a New York Stock Exchange listed company. Since 1991, Mr. Kennedy has served as a Director, and as Chairman of the Executive Committee of the Board, of Alaska Air Group, Inc. He served as Chairman, Chief Executive Officer and President of Alaska Air Group, Inc., Chairman, Chief Executive Officer and President of Alaska Airlines, Inc. and as Chairman of Horizon Air Industries, Inc. from 1979 to 1991.

                            COMPENSATION OF DIRECTORS

      Directors of the Company do not receive cash compensation for their services as directors or members of the committees of the Board of Directors. Each non-employee director is entitled to receive non-discretionary grants of options to purchase the Company's Common Stock pursuant to the provisions of the Company's 2000 Stock Option Plan. See "Proposal To Approve an Amendment to the 2000 Stock Option Plan."

                        DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company and their ages as of March 19, 2001, are as follows:

Name                                Age    Position
----                                ---    --------
Kendall W. Kunz...................  37     Chief Executive Officer and President
Paul Y. Song......................  38     Chairman of the Board
William E. Berry..................  67     Vice President of Eastern Operations
Carey E. Butler...................  46     Vice President of Western Operations
Fred Schapelhouman................  44     Chief Financial Officer
Lynn D. Blankenship...............  44     Vice President, Internal Services
Bruce R. Kennedy(1),(2)...........  62     Director
Barry L. Rowan(1),(2).............  44     Director
Kenneth A. Williams(1),(2)........  46     Director

----------
(1)   Member of Audit Committee
(2)   Member of Compensation Committee

      Each officer named above will serve until his or her successor is appointed or until death, resignation or removal. It is expected that each of the above officers will be reappointed at the Meeting of the Board of Directors to be held on May 17, 2001.

      For the biographical summary of Paul Y. Song, Kendall W. Kunz, Bruce R. Kennedy, Kenneth A. Williams and Barry L. Rowan, see "Election of Directors."

      William E. Berry has served as the Company's Vice President of Eastern Operations since January 2001. Mr. Berry served as the Company's Vice President of ERP and HRMS Consulting from July 1998 to December 2000. Prior to joining the Company, Mr. Berry was President and Chief Executive Officer and a director of Intime Systems Inc., a professional consulting services company, from September 1997 to July 1998; from July 1994 to September 1997, he was its Vice President of Sales and Marketing and a director. Mr. Berry received his bachelors degree in Industrial Engineering from Lehigh University.

      Carey E. Butler has served as the Company's Vice President of Western Operations since January 2001. Ms. Bulter served as the Company's Vice President of eBusiness Solutions from April 2000 to December 2000. Prior to joining the Company, from November 1996 to April 2000, Ms. Butler served as a Partner for BDO Seidman, LLP, a professional services company. Ms. Butler received her bachelors degree in Business from the University of Washington.

      Lynn D. Blankenship has served as the Company's Vice President, Internal Services since September 2000. He served as the Company's Manager, Operations from August 1996 to August 2000. Prior to joining the Company, Mr. Blankenship was the Operations Manager at Cray Solutions, a database consulting service, from December 1993 to August 1996. Mr. Blankenship earned a bachelors degree in Accounting from Texas Tech University.

      Fred Schapelhouman has served as the Company's Chief Financial Officer since March 2001. Prior to joining the Company, from June 1997 to February 2000, Mr. Schapelhouman was President of CFO Plus, Inc., a professional consulting services firm. From January 1994 until June 1997, Mr. Schapelhouman was Vice President of Finance for Sierra On-Line, a software company. Mr. Schapelhouman received his MBA in Finance from Golden Gate University and his bachelors degree in Accounting from San Jose State University.

Employment Contracts, Termination of Employment and Change of Control Agreements

      The Company has entered into an employment agreement with Kendall Kunz, which provides, among other things, a severance payment equal to one year's salary in the event that Mr. Kunz is terminated as President and Chief Executive Officer without cause.

      The Company and its Named Officers have entered into agreements providing for certain benefits to officers upon the change in control of the Company. The agreements provide for acceleration of vesting following a change in control of the Company. The acceleration of vesting will occur even if the successor entity in the change in control transaction assumes the options. Fifty percent of all unvested options will vest six months after the change of control, and the remaining fifty percent will vest twelve months after the change in control, provided, however, that all unvested options will vest upon the officer's termination following the change in control. In addition to the acceleration of the unvested options, the agreements also provide that if, within 24 months following a change in control of the Company, the officer is involuntarily terminated for any reason other than for disability or "cause," the officer will be entitled to: (i) a severance payment equal to one times his or her prior year's salary (two times in the case of Kendall Kunz, Chief Executive Officer); and (ii) up to twelve month's of Company paid health insurance benefits. In addition, the agreements provide that if, within 12 months following a change in control of the Company, the officer has not been involuntarily terminated for any reason other than for disability or "cause," the officer will be entitled to a bonus payment equal to one-half of the prior year's salary.

                          BOARD COMMITTEES AND MEETINGS

      The Board of Directors had seven meetings in 2000. During 2000, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the period that he served).

      The Board of Directors has created an Audit Committee and a Compensation Committee. The Audit Committee consists of Bruce R. Kennedy, Barry L. Rowan and Kenneth A. Williams (Chair). All of the members of the Audit Committee are "Independent Directors" as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A. Under this written charter, the Audit Committee is authorized to make recommendations to the Board of Directors regarding the selection of independent accountants, review the results and scope of the audit and other services provided by the Company's independent accountants and review the Company's balance sheet, statement of operations and cash flows and review and evaluate the Company's internal control functions. The Audit Committee held five meetings in 2000.

      The Compensation Committee consists of Mr. Williams, Mr. Rowan and Mr. Kennedy (Chair). The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's stock option plans and makes recommendations to the Board of Directors regarding such matters. The Compensation Committee held four meetings in 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On September 1, 2000, the Company sold 85% of its stock in Noetix Corporation, formerly Aris Software, Inc., ("Noetix") to investors led by Paul Song, the Company's Chairman of the Board and former Chief Executive Officer. Under the terms of a stock purchase agreement, the Company received 285,714 shares of Aris Common Stock. The Company retained 15% ownership in Noetix and accounts for such investment using the equity method. Additionally, Aris was granted warrants for the right to purchase 3.5 million shares of Noetix common stock. The Company recorded a gain on the sale of $287,000. The Company receives approximately $68,000 monthly for rental of facilities and providing administrative and systems support services to Noetix through August 2001. Subsequent to August 2001, Noetix will pay $31,000 in rent to the Company through February 2002, with an option for another 12 months extension.

      During the year ended December 31, 2000, the Company recorded its equity interest in earnings of Noetix of approximately $67,000 as a component of other income from continuing operations. The Company also had a receivable due from Noetix of $131,000 and payable balance due to Noetix of $129,000 at December 31, 2000.

      On February 8, 2001, Aris returned all of its warrants to purchase 3.5 million shares of Noetix common stock to Noetix Corporation. The Company received total consideration of $2.5 million in cash from Noetix. Subsequent to this transaction, Aris retains 2 million shares of Noetix stock following a two-for-one stock split in February 2001.

        COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

Compensation Summary

      The following table sets forth certain information regarding annual and long-term compensation for services in all capacities to the Company earned during fiscal 2000, 1999 and 1998 by the Company's Chief Executive Officer and other executive officers who earned in excess of $100,000 in salary and bonus (the "Named Executive Officers"). The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during 2000, 1999 or 1998.

                           Summary Compensation Table

                                                                                        Long-term
                                                                                       Compensation
                                                                                       ------------
                                                                 Annual Compensation    Securities
                                                               -----------------------  Underlying         All Other
        Name and Principal Position                   Year     Salary($)   Bonus($)(1)   Option(#)      Compensation($)
        ---------------------------                   ----     ---------   -----------  ----------      ---------------
Kendall W. Kunz ................................      2000      238,042           --      350,000             500(2)
   President, Chief Executive Officer                 1999      150,000       12,781       68,500           6,000(2)
   and Secretary (3)                                  1998      150,000       53,007       14,000           6,000(2)

Paul Y. Song ...................................      2000      185,417          176            0         120,000(4)
   Chairman (5)                                       1999      240,000       15,178            0           3,745(2)
                                                      1998      180,000       70,100            0           4,143(2)

Thomas W. Averill ..............................      2000      117,211       30,000       10,000              --
   Vice President of Strategic Planning (6)           1999      106,000           --        5,000              --
                                                      1998      106,000        2,090        4,000              --

William E. Berry ...............................      2000      176,250       15,861      100,000           5,250(2)
   Vice President of Enterprise                       1999      175,000       16,928       13,000           6,000(2)
   Application (7)                                    1998       87,500      162,168       32,849           3,000(2)

Carey E. Butler ................................      2000      132,045       25,000      140,000           4,350(2)
   Vice President of eBusiness Solutions (8)          1999           --           --           --              --
                                                      1998           --           --           --              --

Diane Gamache ..................................      2000       84,208       18,000       25,000              --
   Chief Financial Officer (9)                        1999       42,644           --        8,000              --
                                                      1998           --           --           --              --

----------
(1)   Represents payments under the Company's Executive Profit Bonus Plan.

(2)   Represents amount paid by the Company for automobile expenses.

(3) Mr. Kunz was appointed President, Chief Executive Officer and Secretary on June 15, 2000. Mr. Kunz served as Senior Vice President of Worldwide Consulting from October 1999 to June 2000 and as Senior Vice President of North America from January 1998 to October 1999.

(4)   Represents a severance payment made to Mr. Song.

(5) Mr. Song resigned as President and Chief Executive Officer on June 15, 2000. He continues to serve as Chairman of the Company.

(6)   As of February 9, 2001 the Company no longer employs Mr. Averill.

(7) Mr. Berry joined the Company in July 1998 and was promoted to Vice President of Eastern Operations in January 2001.

(8) Ms. Butler joined the Company in April 2000 and was promoted to Vice President of Western Operations in January 2001.

(9)   As of February 15, 2001 the Company no longer employs Ms. Gamache.

                              OPTION GRANTS IN 2000

      The following table shows information regarding grants of stock options to the Named Executive Officers during the year ended December 31, 2000:

                        Option Grants in Last Fiscal Year

                                                 Individual Grants
                            ---------------------------------------------------------
                                             Percent of                                   Potential Realizable
                             Number of      Total Options                                Value at Assumed Annual
                               Shares        Granted to                                   Rates of Stock Price
                             Underlying     Employees in      Exercise                   Appreciation for Option
                               Options         Fiscal          Price       Expiration           Terms(3)
          Name              Granted(#)(1)   Year(%)(1)(2)    ($/Share)        Date         5%($)        10%($)
          ----              -------------   -------------    ---------     ----------      -----        ------
Kendall W. Kunz..........      350,000           17.0            2.75       7/20/10       605,311     1,533,977
Paul Y. Song.............           --            --               --            --            --            --
Thomas W. Averill........       10,000            0.5          3.1563       6/14/10        19,850        50,303
William E. Berry.........      100,000            4.9          3.1563       6/14/10       198,498       503,033
Carey E. Butler..........       40,000            1.9          7.6875       4/11/10       193,385       490,076
                               100,000            4.9          3.1563       6/14/10       198,498       503,033
Diane Gamache............       25,000            1.2          3.1563       6/14/10        49,625       125,758

----------
(1) The exercise price per share of each option is equal to the fair market value per share of the underlying Common Stock on the date of grant.

(2) Options to purchase 2,060,450 shares of Common Stock were granted by the Company to its employees during 2000.

(3) Amounts represent hypothetical gains that could be achieved for the respective options exercised at the end of the option term. These gains are based on assumed rates of appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

                      OPTION EXERCISES AND YEAR-END VALUES

      The following table provides information on stock option exercises by the Named Executive Officers and the number and value of the Named Executive Officers' unexercised options at December 31, 2000:

                   AGGREGATED OPTION EXERCISES DURING 2000 AND
                       OPTION VALUES AT DECEMBER 31, 2000

                                                             Total Number of           Value of Unexercised
                           Shares                         Unexercised Options at       in-the-Money Options
                          Acquired         Value            Fiscal Year-End(#)       at Fiscal Year-End($)(1)
                             On          Realized       --------------------------  --------------------------
       Name             Exercise (#)        ($)         Exercisable  Unexercisable  Exercisable  Unexercisable
       ----             ------------     --------       -----------  -------------  -----------  -------------
Kendall W. Kunz........          --            --          92,800       419,700              --             --
Paul Y. Song...........          --            --              --            --              --             --
Thomas W. Averill......          --            --          27,600        16,400              --             --
William E. Berry.......          --            --          35,449       110,400              --             --
Carey E. Butler........          --            --              --       140,000              --             --
Diane Gamache..........          --            --           1,600        31,400              --             --

----------
(1) This amount is the aggregate number of the outstanding options multiplied by the difference between $1.7812 (the closing price of the Common Stock as reported on the Nasdaq National Market on December 29, 2000) and the exercise price of such options.

                          REPORT OF THE AUDIT COMMITTEE

      (1) This amount is the aggregate number of the outstanding options multiplied by the difference between $1.7812 (the closing price of the Common Stock as reported on the Nasdaq National Market on December 29, 2000) and the exercise price of such options.

                          REPORT OF THE AUDIT COMMITTEE

      Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

      The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

      Based upon the Audit Committee's discussion with management and the independent accountants, and upon the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                        Bruce L. Kennedy

                                        Barry L. Rowan

                                        Kenneth A. Williams

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

      The purpose of the Compensation Committee is to review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of the Company and its subsidiaries, including stock compensation and loans, and all bonus and stock compensation to all employees. The Committee members consist of the Company's non-employee directors, Bruce R. Kennedy (chair), Barry L. Rowan and Kenneth A. Williams, who are appointed by and serve at the discretion of the Board of Directors.

Statement of Philosophy

      The philosophy of the Compensation Committee is to provide compensation to the Company's officers and directors in such a manner as to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide incentives for such persons to perform to the best of their abilities for the Company, and to promote the success of the Company's business.

      The current executive compensation program includes three components: base salary; a cash bonus based on the Company achieving its financial targets under the Company's Executive Profit Bonus Plan; and grants of stock options under the Company's 2000 Stock Option Plan, as amended. The Compensation Committee based its determination for 2000 executive compensation in part upon the recommendations of the Chief Executive Officer.

Annual Base Salary

      Base salaries for executive officers are targeted at competitive market levels for their respective position, level of responsibility and experience and the recommendation of the Chief Executive Officer.

Executive Profit Bonus Plan

      In January 2000, the Compensation Committee set the terms for the 2000 Executive Profit Bonus Plan. This plan established a cash bonus pool for executive officers based on the Company achieving a threshold pre-tax income target. When the Company achieves 90% of the Executive Profit Bonus Plan pre-tax income target, 10% of the pre-tax income thereafter is contributed to the bonus pool and shared by all participating executive officers according to the percentage established for each officer by the Compensation Committee. The bonus pool is doubled should the Company achieve 110% of the 2000 target pre-tax operating income. See "Compensation and Other Information Concerning Executive Officers--Summary Compensation Table" for a description of bonuses paid to executive officers in 2000.

Stock Option Plan

      The Compensation Committee believes that equity compensation aligns employees' long-term objectives with those of shareholders in striving to maximize the Company's value. The Company's Stock Option Plan provides all employees with the opportunity to receive stock options.

      These options vest over a four-year period upon the following schedule:
20%, 20%, 30%, 30%. Each executive officer (other than the Chief Executive Officer) was granted stock options at the time of hiring and periodically thereafter.

1998 Employee Stock Purchase Plan

      The Company initiated on January 1, 1998, the 1998 Employee Stock Purchase Plan (the "ESPP"). Under the ESPP, employees may elect to set aside up to 10% of their gross compensation to purchase shares of Common Stock annually at a 15% discount to market price. The ESPP is divided into six-month coextensive offering and purchase periods beginning on January 1 and July 1 of each year. Executive officers (other than employees owning 5% or more of the total combined voting power or value of all classes of stock of the Company) may participate in the

ESPP on the same terms as eligible, non-executive employees. The ESPP was adopted by the Company's Board of Directors on November 17, 1997 and approved by the shareholders of the Company on April 28, 1998.

Other Compensation Plans

      The Company also has various broad-based employee benefit plans, including 401(k), insurance and other benefit plans for its employees. Executive officers participate in these plans on the same terms as eligible, non-executive employees.

Compensation of the Chief Executive Officer

      On June 15, 2000 Mr. Kunz was appointed as The Company's Chief Executive Officer and President to replace Mr. Song who resigned. In July 2000 The Compensation Committee set Mr. Kunz's base salary to $250,000 and granted him 350,000 options with a standard four year vesting schedule subject to accelerated vesting milestones as follows:

# Shares Accelerated   Accelerated Vesting Milestone
--------------------   -----------------------------
        30,000         Achievement of $6/share or greater-- 25 day moving average price of ARSC
        30,000         Achievement of $8/share or greater-- 25 day moving average price of ARSC
        30,000         Achievement of $10/share or greater-- 25 day moving average price of ARSC
        30,000         Achievement of $12/share or greater-- 25 day moving average price of ARSC
        30,000         Achievement of $15/share or greater-- 25 day moving average price of ARSC
        50,000         Three sequential quarters of 10% or greater top line (revenue) growth
        50,000         Field staff utilization over 65% three quarters in a row
        50,000         13%+ EBITA for 3 straight quarters in a row
        50,000         Upon three new analysts covering ARSC stock

      The 2000 base salary for Mr. Song, the Company's Chief Executive Officer and President until June 15, 2000, was set by the Compensation Committee in January 2000. Mr. Song did not receive any option grants in 2000. See "Compensation and Other Information Concerning Executive Officers -- Option Grants in Last Fiscal Year." Mr. Song's base salary for 2000 during his tenure as the Company's Chief Executive Officer, was $260,000, of which he received $164,166 for services rendered in this capacity. Effective July 20, 2000 Mr. Song's base salary was reduced to $80,000 in recognition of his continuation as the Chairman of the Corporation. In addition, in July, 2000 the Compensation Committee approved a severence payment to Mr. Song of $120,000.

      The Compensation Committee believes that, under Mr. Kunz's direction, the Company continues to effectively execute upon its business plan and goals and to capitalize upon the rapidly changing global demand for information technology services and products.

Deductibility of Executive Compensation Expenses

      In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to any Named Executive Officer, except to the extent such excess constitutes performance-based compensation. The policy of the Company is to qualify future compensation arrangements to ensure deductibility, except in those limited cases where shareholder value is maximized by an alternate approach.

                         THE 2000 COMPENSATION COMMITTEE

                             Bruce R. Kennedy, Chair

                             Barry L. Rowan

                             Kenneth A. Williams

                             STOCK PERFORMANCE GRAPH

      The performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

      The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock for the period beginning with the Company's initial public offering on June 18, 1997 through December 31, 2000, with the cumulative total return for the Standard & Poors Smallcap 600 and an appropriate "peer group" index. The comparison assumes $100 was invested on June 18, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                               [PERFORMANCE CHART]

Measurement Period                          Aris           S&P        Peer Group
(Fiscal Year Ending)                     Corporation   Smallcap 600    Index (1)
--------------------                     -----------   ------------   ----------

June 18, 1997 .....................        $100.00        $100.00      $100.00
December 31, 1997 .................        $140.00        $117.55      $135.71
December 31, 1998 .................        $ 79.59        $116.01      $138.14
December 31, 1999 .................        $ 78.34        $130.41      $209.84
December 31, 2000 .................        $ 11.87        $145.80      $ 29.49

----------
(1) Peer Group Index includes eight entities selected in good faith on the same industry basis as the Company. The Peer Group Index consists of the following entities: AnswerThink Consulting Group, Inc. (ANSR), Cambridge Technology Partners, Inc. (CATP), Complete Business Solutions, Inc.
      (CBSI), DiamondCluster International, Inc. (DTPI), iGate Capital Corporation (IGTE), Renaissance Worldwide Inc. (REGI), Technology Solutions Company (TSCC) and Marchfirst, Inc. (MRCH), formerly Whittman-Hart, Inc. (WHIT). The returns for each issuer within the Peer Group Index have been weighted according to such issuer's respective stock market capitalization at the beginning of the period presented.

                  PROPOSAL TO AMEND THE 2000 STOCK OPTION PLAN

      The 2000 Plan was adopted by the Company's Board of Directors and approved by the Company's shareholders in March 2000 and May 2000, respectively. At the time of adoption, the aggregate number of shares of Common Stock reserved for issuance under the 2000 Plan was 2,500,000 shares. The Board of Directors has adopted and recommended to the shareholders that they approve an amendment to the 2000 Plan to allow the Plan Administrator to replenish the number of shares reserved for issuance pursuant to the 2000 Plan from time to time.

      The Company's management relies on stock options as an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees and motivate employees to maximize shareholder value. The Board of Directors of the Company believes that the proposal to replenish the number of shares available for grant under the 2000 Plan from time to time is essential to permit the Company's management to continue to provide long-term, equity-based incentives to present and future key employees.

      In 2000, the Company granted options under the 2000 Plan with fair market value exercise prices to the following Named Executive Officers: Mr. Paul Y. Song, no shares; Mr. Kendall W. Kunz, 350,000 shares; Mr. William E. Berry, 100,000 shares; Ms. Carey E. Butler, 140,000 shares; Ms. Diane Gamache, 25,000 shares; Mr. Thomas Averill, 10,000 shares; all current executive officers as a group, 610,000 shares; current non-employee directors, 30,000 shares; and all other employees, 1,280,200 shares. The Company has not at the present time determined who will receive options to purchase the additional shares of Common Stock that will be authorized for issuance under the 2000 Plan, if the proposed amendment is approved.

      Approval of the proposal to amend the 2000 Plan will require an affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy entitled to vote at the Annual Meeting. The Board of Directors recommends a vote FOR the approval of the proposal to approve the amendment to the 2000 Plan to allow the Plan Administrator to replenish the number of shares of Common Stock available for grant under the 2000 Plan from time to time.

             PROPOSAL TO AMEND THE 1998 EMPLOYEE STOCK PURCHASE PLAN

      The aggregate number of shares of Common Stock reserved for issuance under the Company's 1998 Employee Stock Purchase Plan (the "ESPP") is 800,000 shares. The Board of Directors has adopted and recommended to the shareholders that they approve an amendment to the ESPP to increase the number of shares reserved for issuance pursuant to the ESPP to 1,200,000 shares, as recommended by the Compensation Committee of the Board of Directors.

      The Board of Directors believes that the ESPP provides the Company with a further equity-based compensation incentive with which the Company can continue to attract, motivate and retain key employees, thereby maximizing shareholder value.

      In 1998, 1999, and 2000, the Company issued an aggregate of 129,926, 172,310, and 227,973 shares, respectively, to participants in the ESPP. Due to the current price of the Company's Common Stock, the Company could exceed the 800,000 shares currently reserved under the ESPP during the current 2001 purchase period (the lower current share price of the Company's Common Stock relative to the price of such Common Stock during prior years means that participants are able to acquire significantly more shares for the same dollar contribution).

      Approval of the proposal to amend the ESPP will require an affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting entitled to vote. The Board of Directors believes the amendment to the ESPP is in the best interests of the Company and its shareholders and recommends a vote FOR the approval of the proposal to amend the ESPP.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP has audited our financial statements since 1994. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for fiscal year 2000 are as follows:

      1)    Audit fees (for audit of our annual financial statements
            for fiscal year 2000 and reviews of our quarterly
            financial statements) ...................................   $142,000

      2)    All other fees (for all other services) .................   $ 32,000

      The Audit Committee has considered whether the provision of other services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices no later than December 1, 2001. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail--Return Receipt Requested.

                            EXPENSES AND SOLICITATION

      Any expenses for soliciting proxies will be paid by the Company. Proxies may be solicited by personal interview, mail, and telephone. As of the date hereof, the Company has not retained any entity to aid in the solicitation of proxies. Mellon Investor Services has contacted brokerage houses, other custodians, and nominees to ask whether other persons are the beneficial owners of the shares that they hold in street name and, if that is the case, will supply additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse such parties for their reasonable expenses in sending proxy materials to the beneficial owners of the shares.

                                   APPENDIX A

                                ARIS CORPORATION

                             AUDIT COMMITTEE CHARTER

                                  Organization

      There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of not less than three directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of the independent judgement as a committee.

      The members of the committee will possess a fundamental understanding of financial statements and public company reporting responsibilities. At least one member of the audit committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual's financial sophistication.

                               Statement of Policy

      The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation and the quality and integrity of the financial reports of the corporation. In doing so, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

                                Responsibilities

      In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to react to changing conditions and to ensure that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the audit committee will:

      o     Meet at least 4 times annually.

      o Review and reassess the Audit Committee Charter at least annually and recommend changes, as appropriate, to the directors.

      o Review and recommend to the directors, the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

      o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit and fees for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including comments or recommendation of the independent auditors. These meetings should include a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61 (SAS 61), and independence issues consistent with Independence Standards Board Standard No. 1, both as may be amended from time to time.

      o Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

      o Review the audited financial statements with management and the independent auditors to determine whether to recommend to the Board that the audited financial statements be included in the annual report to shareholders on Form 10-K for filing with the Securities and Exchange Commission.

      o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporations financial, accounting, and audit personnel, and the cooperation that the independent auditors received during the course of the audit.

      o Review accounting and financial human resources and succession planning within the company.

      o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

      o Review with financial management and the independent accountants the quarterly financial reports, including those matters required to be discussed by SAS 61, prior to the filing of the Form 10-Q. The chair of the committee may represent the entire committee for the purposes of this review.

      o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate.

      o Evaluate whether management is setting the appropriate tone at the top by communicating the importance of code of conduct and guidelines for appropriate business practices and review management's monitoring of compliance with written codes of conduct and laws and regulations.

                                   APPENDIX B

                                ARIS CORPORATION

                                  AMENDMENT TO
                         2000 EMPLOYEE STOCK OPTION PLAN

The ARIS Corporation 2000 Employee Stock Option Plan (the "ESOP") is hereby amended as follows:

1. Section 4 of the ESOP is amended to read as follows:

                                SECTION 4. STOCK

      The Plan Administrator is authorized to grant Options to acquire up to a total of Two Million Five Hundred Thousand (2,500,000) shares of the Company's authorized but unissued, or reacquired, Common Stock (the "Option Pool"). In the event the Option Pool drops below One Million (1,000,000) shares from time to time, the Plan Administrator shall be authorized to replenish the Option Pool from the Company's authorized but unissued shares or from shares acquired by the Company. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5(m) hereof. If any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under
Section 3 of this Plan.

The date of the adoption of such amendment by the Board of Directors of the corporation is April 9, 2001.

The date of the approval of such amendment by the shareholders of the corporation is [May 17], 2001.

                                   APPENDIX C

                                ARIS CORPORATION

                                  AMENDMENT TO
                        1998 EMPLOYEE STOCK PURCHASE PLAN

The ARIS Corporation 1998 Employee Stock Purchase Plan (the "ESPP") is hereby amended as follows:

1. Section 4 of the ESPP is amended to read as follows:

                        SECTION 4. STOCK SUBJECT TO PLAN

      Subject to adjustment from time to time as provided in Section 19, a maximum of 1,200,000 shares of Stock may be sold under the Plan (the "Stock Pool"). Shares sold under the Plan shall be drawn from authorized and unissued shares or shall be shares acquired by the Company. Any shares of Stock subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option), including, without limitation, in connection with the cancellation or termination of the Option, shall again be available for sale in connection with future grants of Options under the Plan.

The date of the adoption of such amendment by the Board of Directors of the corporation is April 9, 2001.

The date of the approval of such amendment by the shareholders of the corporation is [May 17], 2001.

--------------------------------------------------------------------------------
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS DESCRIBED IN
ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4.

                                                                Please mark
                                                               your votes as |X|
                                                                indicated in
                                                                this example

1.    Election of one Class III director:
      NOMINEE: Kendall W. Kunz

                  FOR the nominee               WITHHOLD
                    listed above                AUTHORITY
                 (except as marked       to vote for the nominee
                  to the contrary)            listed above

                        |_|                        |_|

2. To amend the Aris Corporation 2000 Stock Option Plan (the "2000 Plan") to allow the Plan Administrator to replenish the number of shares of Common Stock reserved for issuance under the 2000 Plan from time to time, as recommended by the Board of Directors.

                             FOR   AGAINST   ABSTAIN

                             |_|     |_|       |_|

3. To amend the Aris Corporation 1998 Employee Stock Purchase Plan ("ESPP") to increase the number of shares of Common Stock reserved for issuance under the ESPP from 800,000 to 1,200,000 shares, as recommended by the Board of Directors.

                             FOR   AGAINST   ABSTAIN

                             |_|     |_|       |_|

4. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for its fiscal year ending December 31, 2001.

                             FOR   AGAINST   ABSTAIN

                             |_|     |_|       |_|

Check this box if you plan on attending the Annual Meeting of Shareholders in person. |_|

                                        Date:_____________________________, 2001


                                        ________________________________________
                                        Signature(s) of Shareholder(s)

                                        ________________________________________
                                        Print Name(s)

                                        (If signing as attorney, executor,
                                        trustee or guardian, please give your
                                        full title as such. If shares are held
                                        jointly, each holder should sign.)

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

                                ARIS CORPORATION

                    Proxy For Annual Meeting of Shareholders

                                  May 17, 2001

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Kendall W. Kunz and Fred Schapelhouman, and each or both of them, proxies, with full power of substitution to vote all shares of stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Aris Corporation, to be held on Thursday, May 17, 2001 at 5:30 p.m. at Aris Corporation Headquarters, 2229 112th Avenue NE, Bellevue, Washington and at any adjournment thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 10, 2001, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side)

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